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                                                                     EXHIBIT 4.4


                            SEAGATE TECHNOLOGY, INC.

                              AMENDED AND RESTATED

                               ARCHIVE CORPORATION

                       INCENTIVE STOCK OPTION PLAN - 1981



     1. PURPOSES OF THE PLAN. The purposes of this Incentive Stock Option Plan - 1981 (the "Plan") are (a) to insure the retention of the services of existing executive personnel and key employees of Conner Peripherals, Inc. ("Conner"), a Delaware corporation and wholly-owned subsidiary of Seagate Technology, Inc. ("Seagate"), a Delaware corporation, or any Parent or Subsidiary (as defined below) of Seagate (Seagate and each Parent and Subsidiary of Seagate are collectively referred to herein as the "Company"); (b) to attract and retain competent new executive personnel and other key employees; and (c) to provide incentive to all such personnel and other employees to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company.

     Pursuant to that certain Agreement and Plan of Reorganization dated as of October 3, 1995 (the "Reorganization Agreement"), by and among Seagate, Conner and Athena Acquisition Corporation ("Athena"), a Delaware corporation and wholly-owned subsidiary of Seagate, Seagate assumed the obligations of Conner under the Plan, (the "Assumed Plan"). This Plan hereby amends and restates the Assumed Plan to reflect such assumption by Seagate. For purposes of this Plan, the terms "Subsidiary" and "Parent" shall mean any present or future corporation which would be a
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"subsidiary corporation" or "parent corporation," respectively, as those terms are defined in Section 424 of the Internal Revenue Code of 1986, as amended. It is intended that the options issued pursuant to the Plan shall constitute Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended.

     2. SHARES SUBJECT TO THE PLAN. The shares of stock subject to the options and other provisions of the Plan shall be shares of Seagate's authorized but unissued or reacquired common stock (herein sometimes referred to as the "Common Stock") . The total number of shares of the Common Stock of Seagate which may be issued under the Plan shall not exceed, in the aggregate, 1,834,300 shares or such lesser number of shares of Common Stock as are subject to Options under the Plan on the date the merger of Athena with and into Conner is consummated as contemplated by the Reorganization Agreement. The limitations established by the preceding sentence shall be subject to adjustment as provided in paragraph 7 below. In the event that any outstanding option granted under the Plan can no longer under any circumstances be exercised, for any reason, the shares of Common stock allocable to the unexercised portion of such option may again be subject to grant or issuance under the Plan.

     3. ELIGIBILITY. Officers and other key employees of the Company or its parent or of any subsidiary corporation (including directors if they are also employees of the Company or a subsidiary), as may be determined by the Board or the Committee, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to participate in the Plan. An employee who has been granted an option may, if otherwise eligible, be granted an additional option or options if the Board or Committee shall so determine. No stock option shall be granted under the Plan to any employee who at the time the option is granted, owns


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stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation, unless at the time such option is granted the exercise price of the shares of Common Stock covered by the option is at least 110 percent of the fair market value of such shares, determined in accordance with the provisions of Section 5 below, and such option by its terms is not exercisable after the expiration of ten (10) years from the date such option is granted.

     4.   ADMINISTRATION OF THE PLAN.

          (a) This Plan shall be administered by the Non-Employee Board of Directors of the Company or by a committee (the "Committee") consisting of two
(2) or more persons, all of whom shall be non-employee directors of the Company, who shall be appointed by, and serve at the pleasure of, the Board of Directors. The Board of Directors or the Committee, as the case may be, may from time to time, in their respective discretions, determine which officers and other key employees shall be granted options under the Plan, the terms thereof, and the number of shares for which an option or options shall be granted.

          (b) Whomever is administering the Plan, either the Board of Directors of the Company or the Committee, shall have full and final authority to determine the employees to whom, and the time or times at which, options shall be granted, the number of shares to be represented by each option and the consideration to be received by the Company upon the exercise thereof; to interpret the Plan; to amend and rescind rules and regulations relating to the Plan; to determine the form and content of the options to be issued; to determine the identity or capacity of any persons who may be entitled to exercise a participant's rights under any option under the Plan; to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and


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to the extent the Board or Committee deems desirable to carry the Plan or option into effect; to accelerate the exercise date of any option; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination by the Board of Directors or by the Committee with respect to the application or administration of the Plan shall be final and binding on all participants and prospective participants.

     5. OPTION PRICE OF SHARES. The exercise price of the shares of Common Stock covered by each option granted under the Plan shall not be less than the fair market value of such shares on the date the option is granted. Such fair market value shall, if the Common Stock is not listed or admitted to trading on a stock exchange, be the average of the closing bid price and asked price of the Common Stock in the over-the-counter market on the date the option is granted, or, if the Common Stock is then listed or admitted to trading on any stock exchange, the closing sale price on such day on the principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on such principal exchange, then the closing sale price of the Common Stock on such exchange on the next preceding day on which a sale occurred. During such times as there is not a market price available, the fair market value of Seagate's Common Stock shall be determined in good faith by the Board of Directors or the Committee, as the case may be, which shall consider, among other facts which it considers to be relevant, the book value of such stock and the earnings of Seagate. The exercise price, as the case may be, shall be subject to adjustment as provided in paragraph 7 below.

     6. TERMS AND CONDITIONS OF OPTIONS. Each option granted pursuant to this Plan shall be evidenced by a written Option Agreement. The granting of an option shall take place only when this


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written Option Agreement shall have been duly executed and delivered by or on behalf of the Company to the optionee to whom such option shall be granted. Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Board of Directors of the Company or the Committee shall constitute the granting of any option. The Option Agreement shall be in such form as the Board of Directors or the Committee shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

          (a) MEDIUM OF PAYMENT. The option price upon the exercise of the option shall be payable (i) in United States dollars payable in cash, certified check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of Common Stock which shall be deemed to have a value to the Company equal to the aggregate fair market value of such shares determined at the date of such exercise in accordance with the provisions of Section 5 above; (iii) any combination of (i) or (ii) above.

          (b) GRANT OF OPTION. Any option shall be granted within ten years from the date of the adoption of this Plan or the date this Plan is approved by the stockholders of the Company, whichever is earlier.

          (c) NUMBER OF SHARES. The option shall state the total number of shares to which it pertains.

          (d) OPTION PRICE. The option price shall be not less than the fair market value of the shares of Common Stock on the date of the granting of the option.

          (e)  TERM OF OPTION.   Each option granted under the Plan shall expire
within a period of not more than ten (10) years from the date the option is granted.

          (f) DATE OF EXERCISE. The Board of Directors or the Committee may, in its


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discretion, provide that an option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time. Except as may be so provided, any option may be exercised in whole at any time or in part from time to time during its term.

          (g) TERMINATION OF EMPLOYMENT. In the event that an optionee who is an employee of the Company shall cease to be employed by the Company or a parent or any subsidiary corporation of the Company or a corporation or a parent or subsidiary corporation of a corporation issuing and assuming a stock option in a transaction to which Section 425(a) of the Internal Revenue Code of 1954, as amended, applies, for any reason other than his death, (i) all options granted to any such optionee pursuant to this Plan which are not exercisable at the date of such cessation shall terminate immediately and become void and of no effect, and (ii) all options granted to any such optionee pursuant to this Plan which are exercisable at the date of such cessation may be exercised at any time within three (3) months of the date of such cessation, but in any event no later than the date of expiration of the option period, and if not so exercised within such time shall become void and of no effect at the end of such time.

          (h) DEATH OF OPTIONEE. If the optionee shall die while he is an employee of the Company, or a parent or subsidiary of the Company, and shall not have fully exercised his options granted pursuant to the Plan, in addition to the options otherwise exercisable at the date of death, an additional 25% of the total options held by optionee at the date of death (but not to exceed 100% of such options), may be exercised by optionee's estate, personal representative or beneficiary at any time within three (3) months from the date of death, but in no event later than the date of expiration of the option period.

          (i) RIGHTS AS A STOCKHOLDER. An optionee or a transferee of an option shall have


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no rights as stockholder with respect to any shares of Common Stock covered by his option until the date of the issuance of a share certificate to him for such shares. No adjustment shall be made for dividends of distributions or other rights for which the record date is prior to the date such share certificate is issued.

          (j) NONASSIGNABILITY OF RIGHTS. No option shall be assignable or transferable by the person receiving same except by will or the laws of descent and distribution. During the life of such person, the option shall be exercisable only by him.

          (k) LIMITATION. Notwithstanding any other provision of the Plan, the aggregate fair market value (determined in accordance with the provisions of Section 5 above at the time the incentive option is granted) of the shares of Common Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

          (l) OTHER PROVISIONS. Any Option Agreement may contain such other terms, provisions and conditions as may be determined by the Board of Directors or the Committee, as the case may be, which are not inconsistent with the provisions of Section 422A of the Internal Revenue Code of 1954, as amended. Options granted or offers made to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

     7. CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock of Seagate are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Seagate by reason of merger, consolidation or reorganization in which Seagate is the surviving corporation or of a recapitalization, stock split,


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combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%), or other change in the corporate structure of Seagate, appropriate adjustments shall be made by the Board of Directors in the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding options in order to preserve, but not to increase, the benefits to persons then holding options.

          In the event that Seagate at any time proposes to merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets) in which Seagate is not the surviving corporation, the Plan and all unexercised options granted hereunder shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of options theretofore granted, or the substitution for such options of new options covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of options theretofore granted or the substitution for such options of new options covering the shares of a successor corporation, then the Board of Directors or the Committee shall cause written notice of the proposed transaction to be given to the persons holding such options not less than 30 days prior to the anticipated effective date of the proposed transaction, and the term of all options shall be accelerated and such person shall have the right to exercise options in respect of any or all shares then subject thereto.

     8. AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors of the Company may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board of


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Directors may deem advisable; provided, however, that no such amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any person under any option or right of purchase theretofore granted to him without his consent. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Board of Directors of the Company may alter or amend the Plan to comply with requirements under the Internal Revenue Code or regulations thereto relating to incentive stock options to insure that the options granted hereunder shall be given the tax treatment afforded to incentive stock options.

          Unless the Plan shall theretofore have been terminated, the Plan shall be effective on December 1981, and shall terminate on November 29, 2000.

     9. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to options, except as otherwise provided herein, will be used for general corporate purposes.

     10. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the optionee to exercise such an option.

     11. CONTINUANCE OF EMPLOYMENT. The Plan or the granting of any option or right of purchase thereunder shall not impose any obligation on the Company to continue the employment of any optionee.

     12. APPROVAL OF STOCKHOLDERS. The Plan shall be null and void and of no force and effect if not approved by the stockholders of the Company within 12 months before or after the adoption of this Plan.


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